Exhibit 10

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

as of June 30, 2005

WELLS FARGO FOOTHILL, INC., as Agent and Lender

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Wells Fargo Foothill, Inc., as Arranger and Administrative Agent (“Agent”) and Lender (together with all other lenders party thereto from time to time, the “Lenders”) and BGF Industries, Inc., a Delaware corporation, (“Borrower”) have entered into certain financing arrangements pursuant to the Loan and Security Agreement dated as of June 6, 2003 among Agent, Lenders and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other Loan Documents at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

Borrower, Agent and Lenders have agreed to certain amendments to the Loan Agreement and the other Loan Documents, on and subject to the terms and conditions contained in this Fourth Amendment to Loan and Security Agreement (this “Amendment”).

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1. Amendments to Loan Agreement and Loan Documents. In order to effectuate certain amendments of the Loan Agreement agreed to among Agent, Lenders and Borrower, the Loan Agreement is hereby amended as follows:

(a) Definitions. Effective as of the date hereof, the definition of Capital Expenditures Limit appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.:

(b) Capital Expenditures. Section 7.20(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Capital Expenditures. Make capital expenditures in fiscal year 2003 in excess of the aggregate amount of $2,000,000. For each fiscal year thereafter (commencing with the Borrower’s fiscal year 2004), such limitation shall be an aggregate amount

.equal to $3,500,000, except as Agent and Borrower may otherwise agree in writing following Agent’s receipt of Borrower’s financial projections delivered in accordance with Section 6.3(c)(ii) hereof, which financial projections shall be satisfactory to Agent in its sole discretion.”

2. Acknowledgment.

(a) Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on October 24, 2005, Borrower is indebted to Agent and Lenders in respect of the Advances in the principal amount of $4,500,000.01, in respect of the Term Loan in the principal amount of $5,278,700.00 and in respect of Letter of Credit Usage (including undrawn Letters of Credit with an aggregate face amount of $89,503.70) in the amount of $89,503.70. All such Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges payable by Borrower to Agent and Lenders, are unconditionally owing by Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrower and each Guarantor hereby acknowledges, confirms and agrees that Agent and Lenders have and shall continue to have valid, enforceable and perfected liens upon and security interests in all collateral, including, without limitation, the Collateral, heretofore granted to Agent and Lenders pursuant to the Loan Documents or otherwise granted to or held by Agent or any Lender.

(c) Binding Effect of Documents. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower and Guarantors, as the case may be, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and each Guarantor contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower and each Guarantor, respectively, enforceable against it in accordance with their respective terms, and Borrower and each Guarantor has no valid defense to the enforcement of such Obligations, and (iii) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Guarantors to Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

(a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement set forth herein).

(b) This Amendment has been duly executed and delivered by Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and each Guarantor contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.

(c) This Amendment and each other agreement or instrument to be executed and delivered by Borrower and Guarantors hereunder has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrowers contained herein and therein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their terms.

4. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Agreement, as amended hereby, the other Loan Documents, and this Amendment shall be read and be construed as one agreement.

5. Amendment Fee. The Borrower shall pay to Agent an amendment fee in an amount equal to $7,500, which amount shall be fully earned and payable simultaneously with the execution of this Amendment and shall not be subject to refund, rebate or proration for any reason whatsoever. Such fee shall be in addition to all other amounts payable under the Loan Documents, shall constitute part of the Obligations and may, at Agent’s option, be charged directly to any account of the Borrower maintained with Agent.

6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

7. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

Very truly yours,

BORROWER:

BGF INDUSTRIES, INC.

By:	/s/ Authorized Signatory

Title:

ACKNOWLEDGED AND AGREED TO BY THE GUARANTORS:

NVH INC.

By:	/s/ Authorized Signatory

Title:

GLASS HOLDINGS LLC

By:	/s/ Authorized Signatory

Title:

BGF SERVICES, INC.

By:	/s/ Authorized Signatory

Title:

AGREED:

WELLS FARGO FOOTHILL, INC., as Agent and Lender

By:	/s/ Authorized Signatory

Title:

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